UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

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CHARGE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-41354	90-0471969
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

125 Park Avenue, 25th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 921-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	CRGE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2023, our Board of Directors (the “Board”) increased the number of authorized persons constituting the entire Board of Directors from nine to ten.

In addition, on June 15, 2023, the Board elected one new director described below, to fill the newly-created vacancy, to serve as a director in Class III with a term expiring at our 2025 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

Jacky M. Wu

Jacky M. Wu was elected as an independent member of the Board and appointed to serve on the Audit Committee and Nominating and Corporate Governance Committee. The selection of Mr. Wu was not pursuant to any arrangement or understating between him and any other person.

Mr. Wu, age 40, is Executive Vice President, Chief Financial Officer and Treasurer of DigitalBridge (formerly Colony Capital, NYSE: DBRG), a digital infrastructure investment firm. Prior to joining DigitalBridge in March 2020, Mr. Wu served as Executive Vice President and Chief Financial Officer of Driven Brands, Inc. (NASDAQ: DRVN), an automotive aftermarket platform, from September 2016 to March 2020. Mr. Wu also served as Executive Vice President and Chief Financial Officer of Xura, Inc. (formerly Comverse, Inc.), a digital services company, from April 2015 to September 2016, and spent five years at American Tower Corporation (NYSE: AMT) where he was Vice President of Finance and Mergers & Acquisitions from January 2014 to March 2015 and Vice President of Financial Planning and Analysis, US Tower from May 2010 to December 2013. Prior to that, Mr. Wu spent eight years at Verizon Communications (NYSE: VZ), from 2002 to 2010, where he served in numerous accounting, finance and business development roles, including as the Director and Chief Financial Officer of Verizon’s Digital Services Inc. from 2009 to 2010. He graduated summa cum laude, Phi Beta Kappa and with Departmental Honors with a Master of Business Administration and a Bachelor of Science in Economics from Tulane University.

General

The Board determined that Mr. Wu is independent and meets the applicable independence requirement of the Nasdaq Stock Market and our Corporate Governance Guidelines.

There have been no transactions since the beginning of our last fiscal year, and there are no currently proposed transactions, in which our Company was or is to be a participant and in which Mr. Wu, or any member of his immediate family, had or will have any interest that is required to be reported under item 404(a) of Regulation S-K.

Compensation

In connection with his election to the Board, Mr. Wu will receive cash compensation of $40,000 per year, payable quarterly, representing $25,000 for service as a director, $10,000 for service as a member of the Audit Committee and $5,000 for service as a member of the Nominating and Corporate Governance Committee. In addition, on July 1, 2023, Mr. Wu will be granted a non-qualified stock option under our 2020 Omnibus Equity Incentive Plan, as amended and restated on December 23, 2021, to purchase shares of our common stock at an exercise price of the closing price of our common stock of June 30, 2023, last trading day before the date of grant. The option grant is exercisable for 120,000 shares of our common stock for a term of 10 years. The option is subject to a vesting schedule that provides that it will fully vest on the earlier of July 1, 2024 and the date of the 2024 Annual Meeting of Stockholders.

Item 7.01 Regulation FD Disclosure

On June 20, 2023, we issued a press release announcing the appointment of Mr. Wu and described under Item 5.02 of this Current Report on Form 8-K. A copy of this press release is furnished as an Exhibit to this Current Report on Form 8-K.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated June 20, 2023 (furnished herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned duly authorized.

Dated:  June 20, 2023

CHARGE ENTERPRISES, INC.

By:	/s/ Leah Schweller
Leah Schweller Chief Financial Officer

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